SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2008
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-505I8 (Commission File Number)	11-3626383 (I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(713) 339-8900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On January 31, 2008, Franklin Bank Corp. (the Company) issued a press release announcing earnings for the fourth quarter 2007. The press release is included as Exhibit 99.1. The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.06 Material Impairments

(a)
On January 30, 2008, management of the Company concluded that the Company will be required to impair goodwill associated with its banking business in the fourth quarter of 2007. This conclusion was reached after updating the Company’s valuation of the business. The impairment was announced publicly on January 31, 2008 as part of the earnings announcement, furnished under item 7.01 below.

(b)	The Company presently estimates the amount of the fourth quarter banking business goodwill impairment charge to be approximately $65 million.
(c)	The Company presently does not believe that any material amount of the banking business goodwill impairment charge expected for the fourth quarter will result in future cash expenditures.

Item 7.01 Regulation FD Disclosure

Furnished as Exhibit 99.1 is a copy of the Company’s press release issued January 31, 2008.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit 99.1 Press Release of Franklin Bank Corp. dated January 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated: January 31, 2008	/s/ Russell McCann
Russell McCann
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Franklin Bank Corp. dated January 31, 2008